EXHIBIT 99.2



Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Traffix, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended May 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: July 17, 2003                              /s/ Daniel Harvey
                                                 -------------------------
                                                 DANIEL HARVEY
                                                 Chief Financial Officer




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Traffix, Inc. and will be retained by Traffix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                                                              92